Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36324) pertaining to the Minuteman International, Inc. 2000 Restricted Stock Plan of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of Minuteman International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31 2001.

Ernst & Young LLP

March 18, 2002

Chicago, Illinois

15